UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

AIKIDO PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AIKI	The Nasdaq Capital Market

Item 8.01	Other Events.

On March 26, 2020, AIkido Pharma Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) to shareholders announcing various updates to the Company’s current business objectives. The Company provided updates to the Company’s March 18, 2020 press release regarding a potential coronavirus (COVID-19) technology optioned by the Company and expressed to shareholders that the Company is continuing to analyze various business opportunities within the coronavirus treatment area. The Company also stated its commitment to delivering the distribution to shareholders of the 70,000 shares of common stock of Hoth Therapeutics, Inc. (“Hoth”) held by the Company. Specifically, the Company stressed that the delay in the Hoth distribution is due to the delay in the filing of a registration statement by Hoth and that the Company is working with Hoth and the appropriate regulatory agencies to effectuate the transfer. Lastly, the Company assured shareholders that the Company does noes intend to lay off any employees as a result of the current coronavirus pandemic and stated that it is in discussions with various businesses and communities to assist in any way possible.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Current Report.

Item 9.01.	Financial Statements and Exhibits

d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release, dated March 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIKIDO PHARMA INC.

By:	/s/ Anthony Hayes
Name: Title:	Anthony Hayes Chief Executive Officer

Dated: March 26, 2020